Exhibit 4.5

Trademark Security Agreement

Trademark Security Agreement, dated as of September 30, 2004, by US LEC CORP., a Delaware corporation (the “Pledgor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking organization, in its capacity as trustee pursuant to the Indenture (in such capacity, the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Pledgor is a party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Trustee pursuant to which the Pledgor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgor hereby agrees with the Trustee as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Pledgor hereby pledges and grants to the Trustee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a) Trademarks of such Pledgor listed on Schedule I attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Trustee pursuant to the Security Agreement and the Pledgor hereby acknowledges and affirms that the rights and remedies of the Trustee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Trustee shall otherwise determine.

SECTION 4. Termination. Upon the full performance of the Obligations, the Trustee shall execute, acknowledge, and deliver to the Pledgor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours, US LEC CORP.

By:	/s/ MICHAEL K. ROBINSON
Name: Michael K. Robinson Title: Executive Vice President and Chief Financial Officer

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:	/s/ RICHARD H. PROKOSCH
Name: Richard H. Prokosch Title: Vice President

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademark Registrations and Trademark Applications

Mark	Application/Registration Number	Filing/Issuance Date
US LEC and Design (“US” and “LEC” Disclaimed)	Reg. No. 2,364,825	July 4, 2000
US LEC and Design (“US” and “LEC” Disclaimed	Reg. No. 2,143,543	March 10, 1998
US LEC (“LEC” Disclaimed)	Reg. No. 2,093,853	September 2, 1997
THE COMPETITIVE TELEPHONE COMPANY	Reg. No. 2,181,265	August 11, 1998
THE COMPETITIVE TELEPHONE COMPANY	Reg. No. 2,362,524	June 27, 2000
US LEC VOICE / DATA / INTERNET	Appl. Serial No. 78/260,597	June 10, 2003
NOT BIGGER JUST BETTER	Reg. No. 2,834,669	April 20, 2004
FASTNET	Reg. No. 2,213,670	12/29/98
FAST.NET	Reg. No. 2,463,344	6/26/01
SEE LOGO BELOW	Reg. No. 2,212,720	12/22/98
ALLEVIATE	Reg. No. 2,398,712	10/24/00
ALLEVI@TE	Reg. No. 2,400,984	10/31/00
HOSTME!	Reg. No. 2,395,483	10/17/00
123 HOSTME! (Stylized)	Reg. No. 2,436,464	3/20/01
123HOSTME.COM	Ser. No. 75/767,219	filed 8/3/99
YOU’RE HUMAN, SO ARE WE	Ser. No. 75/781,092	filed 8/20/99
123HOSTME!	Reg. No. 2,463,404	6/26/01
INTERNET UNLIMITED	Ser. No. 75/807,762	filed 9/24/99
TOTAL MANAGED SECURITY	Reg. No. 2,548,577	3/12/02
CC/VPN	Reg. No. 2,423,061	1/23/01
CNF	Reg. No. 2,436,570	3/20/01
CUSTOMER NETWORK FACILITY (NETWORK FACILITY Disclaimed)	Reg. No. 2,401,122	10/31/00
CUSTOMER CONTROLLED VIRTUAL PRIVATE NETWORK	Reg. No. 2,401,121	10/31/00
1-888-321-FAST	Reg. No. 2,432,426	2/27/01
TMS	Reg. No. 2,514,499	12/4/01
GET@YES	Reg. No. 2,492,283	9/25/01
FASTNET	Reg. No. 2,581,588	6/18/02
SUPERLINK	Reg. No. 2,136,830	12/17/98